SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

Commission File Number: 000-50004

Filtering Associates, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0976892
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1495 Belleau Road, Glendale California	91206
(Address of principal executive offices)	(Zip Code)
(818) 632-5853
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amendment to our Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on June 5, 2007, solely for the purpose of correcting a clerical error, namely, in the paragraph below, we had inadvertently stated “September 1, 2007” rather than “September 30, 2007”. The date was correctly specified as September 30, 2007 in the Exhibit 10.1 to that Current Report on Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement

On May 31, 2007, Filtering Associates, Inc., a Nevada corporation (the “Registrant”), executed the Second Amendment (“Second Amendment”) to the Agreement and Plan of Merger (“Merger Agreement”), by and between the Registrant, Kevin Frost and Edward Wiggins, individual stockholders of the Registrant, and Matinee Media Corporation, a Texas corporation (“MMC”). The Merger Agreement was filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed on or about April 17, 2006. The First Amendment to the Merger Agreement was filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on or about December 22, 2006. The Second Amendment provides, among other things, that the merger will close on or before September 30, 2007. The Registrant cannot guaranty that the merger with MMC will be consummated, or that it will be consummated on or before September 30, 2007. The Second Amendment is included in this report as exhibit 10.1.

Item 9.01. Exhibits

10.1	Second Amendment to Agreement and Plan of Merger*

*	Included in the Registrant’s Current Report on Form 8-K, which was filed on June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Filtering Associates, Inc.

Date: August 8, 2007	By:	/s/ David Choi
Name: David Choi Its: President

3